Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

On October 26, 2012, Patrick Industries, Inc. (“Patrick” or the “Company”) acquired certain assets of Middlebury Hardwood Products, Inc. and Affiliate (collectively, “Middlebury Hardwoods”),  a manufacturer and distributor of hardwood cabinet doors, components, fascia and other hardwood products for the recreational vehicle, manufactured housing, and residential kitchen cabinet industries.

The unaudited pro forma condensed combined statement of income for the fiscal year ended December 31, 2011 gives effect to the acquisition as if it had been completed on January 1, 2011, the first day of Patrick’s 2011 fiscal year.  Patrick’s audited consolidated statement of income for the fiscal year ended December 31, 2011 has been combined with Middlebury Hardwoods’ audited consolidated statement of income for the fiscal year then ended.  The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2012 combines the unaudited condensed consolidated statement of income of Patrick for the nine months ended September 30, 2012 and Middlebury Hardwoods’ unaudited condensed combined statement of income for the nine months ended September 29, 2012, and gives effect to the transaction as if it had been completed on January 1, 2011.

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 gives effect to the acquisition as if it had been completed on such date and combines the unaudited condensed consolidated balance sheets of Patrick and Middlebury Hardwoods as of September 30, 2012 and September 29, 2012, respectively.

The historical consolidated financial statement information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable and (iii) with respect to the statements of income, expected to have a continuing impact on the combined results. All pro forma financial statements use Patrick’s period-end dates and no adjustments were made to Middlebury Hardwoods’ information for its different period-end dates.

The unaudited pro forma condensed combined financial information was prepared in accordance with the regulations of the U.S. Securities and Exchange Commission. The pro forma adjustments reflecting the completion of the transaction are based upon the acquisition method of accounting in accordance with ASC 805 and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired including an amount for goodwill representing the difference between the purchase price and the fair value of the identifiable net assets.  Amounts preliminarily allocated to tangible and intangible assets with definite lives may change, which could result in a material change in amortization of such assets.  The final allocation of the purchase price will be determined after completion of an analysis of the fair value of Middlebury Hardwoods’ assets and liabilities.  Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

  The cash portion of the purchase price of Middlebury Hardwoods was funded through borrowings under a five-year $80 million revolving secured senior credit facility established on October 24, 2012 (the “2012 Credit Facility”).  The 2012 Credit Facility replaced the Company’s previous asset-based revolving senior secured credit facility. The unaudited pro forma condensed combined financial statements reflect only the financing of the Middlebury Hardwoods acquisition under the 2012 Credit Facility.

PATRICK INDUSTRIES, INC.
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2012

		Middlebury
(thousands)	Patrick	Hardwoods	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
ASSETS
Current assets
Cash and cash equivalents	$888	$25	$(25)	A	$126
			19,000	B
			(19,762)	C
Trade receivables, net of allowance for doubtful
accounts	31,650	1,776	-		33,426
Inventories	40,978	2,125	28	D	43,131
Prepaid expenses and other	3,074	57	-		3,131
Total current assets	76,590	3,983	(759)		79,814
Property, plant and equipment, net	28,602	5,206	-		33,808
Goodwill and other intangible assets, net	20,033	-	13,502	E	33,535
Deferred tax assets, net of valuation allowance	4,430	-	-		4,430
Deferred financing costs, net of accumulated amortization	1,472	-	-		1,472
Other non-current assets	650	-	-		650
TOTAL ASSETS	$131,777	$9,189	$12,743		$153,709

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$1,000	$889	$(889)	F	$1,000
Note payable, bank	-	647	(647)	F	-
Accounts payable	27,005	1,358	-		28,363
Accrued liabilities	10,579	1,574	-		12,153
Total current liabilities	38,584	4,468	(1,536)		41,516
Long-term debt, less current maturities and discount	32,089	1,689	(1,689)	F	51,089
			19,000	G
Note payable, stockholder, less current maturities	-	788	(788)	F	-
Deferred compensation and other	3,438	-	-		3,438
TOTAL LIABILITIES	74,111	6,945	14,987		96,043

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock	-	-	-		-
Common stock	55,498	124	(124)	H	55,498
Accumulated other comprehensive loss	(183)	-	-		(183)
Additional paid-in-capital	3,983	743	(743)	H	3,983
Retained earnings (accumulated deficit)	(1,632)	1,234	(1,234)	H	(1,632)
Noncontrolling interest	-	143	(143)	I	-
TOTAL SHAREHOLDERS’ EQUITY	57,666	2,244	(2,244)		57,666
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$131,777	$9,189	$12,743		$153,709

See accompanying notes to unaudited pro forma condensed combined financial statements.

PATRICK INDUSTRIES, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2011

(thousands except per share data)		Middlebury
	Patrick	Hardwoods	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
NET SALES	$307,822	$32,323	$-		$340,145
Cost of Goods Sold	263,514	28,633	-		292,147
GROSS PROFIT	44,308	3,690	-		47,998
Operating Expenses:
Warehouse & delivery	13,645	438	-		14,083
Selling, general & administrative	16,603	1,640	-		18,243
Amortization of intangible assets	829	-	748	A	1,577
Gain on sale of fixed assets and acquisition of business	(244)	-	-		(244)
Total Operating Expenses	30,833	2,078	748		33,659
OPERATING INCOME	13,475	1,612	(748)		14,339
Interest expense, net	4,469	289	(289)	B	5,229
			760	C
Stock warrants revaluation	699	-	-		699
Income before income tax credit	8,307	1,323	(1,219)		8,411
Income tax credit	(163)	-	-		(163)
NET INCOME	$8,470	1,323	(1,219)		$8,574
Noncontrolling interest in net income of consolidated
variable interest entity		(156)	156	D
Net Income to the Controlling Interest		$1,167	$(1,063)

Basic net income per common share	$0.87				$0.88
Diluted net income per common share	$0.83				$0.84

Weighted average shares outstanding - Basic	9,757				9,757
Diluted	10,156				10,156

See accompanying notes to unaudited pro forma condensed combined financial statements.

PATRICK INDUSTRIES, INC.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Nine Months Ended September 30, 2012

(thousands except per share data)
		Middlebury
	Patrick	Hardwoods	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined
NET SALES	$331,239	$28,627	$-		$359,866
Cost of Goods Sold	280,063	25,008	-		305,071
GROSS PROFIT	51,176	3,619	-		54,795
Operating Expenses:
Warehouse & delivery	11,741	332	-		12,073
Selling, general & administrative	16,256	1,507	-		17,763
Amortization of intangible assets	992	-	561	A	1,553
Gain on sale of fixed assets and acquisition of business	(237)	-	-		(237)
Total Operating Expenses	28,752	1,839	561		31,152
OPERATING INCOME	22,424	1,780	(561)		23,643
Interest expense, net	2,465	169	(169)	B	3,035
			570	C
Stock warrants revaluation	1,731	-	-		1,731
Income before income tax credit	18,228	1,611	(962)		18,877
Income tax credit	(6,650)	-	-		(6,650)
NET INCOME	$24,878	1,611	(962)		$25,527
Noncontrolling interest in net income of consolidated
variable interest entity		(130)	130	D
Net Income to the Controlling Interest		$1,481	$(832)

Basic net income per common share	$2.38				$2.44
Diluted net income per common share	$2.32				$2.38

Weighted average shares outstanding - Basic	10,473				10,473
Diluted	10,705				10,705

See accompanying notes to unaudited pro forma condensed combined financial statements.

PATRICK INDUSTRIES, INC.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
as of September 30, 2012 and for the year ended December 31, 2011 and for the nine months ended September 30, 2012
(thousands except per share information)

1.      Estimated Purchase Price

On October 26, 2012, Patrick acquired certain assets of Middlebury Hardwoods, a manufacturer and distributor of hardwood cabinet doors, components, fascia and other hardwood products for the recreational vehicle, manufactured housing, and residential kitchen cabinet industries.

The net cash purchase price for Middlebury Hardwoods was approximately $20.3 million at the acquisition date.  The acquisition was funded through borrowings under the Company’s 2012 Credit Facility and included the acquisition of accounts receivable, inventories, prepaid expenses, property, plant and equipment, and certain identifiable intangible assets.  Subsequent to the acquisition date, the net cash purchase price decreased by approximately $0.5 million to approximately $19.8 million reflecting certain working capital adjustments.

The preliminary allocation of the estimated purchase price is based on the estimated fair values of Middlebury Hardwoods’ assets acquired and liabilities assumed in the acquisition.  In addition, the purchase price allocation is based on Middlebury Hardwoods’ historical balance sheet as of September 29, 2012.  Purchase price allocations to net tangible assets and goodwill and other identifiable intangible assets acquired are as follows:

(thousands)
Net tangible assets (1)	$6,260
Goodwill and other identifiable intangible assets (2)	13,502
Total cash net purchase price	$19,762

(1)
Purchase price allocations to net tangible assets are based on preliminary estimates of fair value calculations and should not be considered final.  The final calculation of fair value for the net tangible assets will be based on the Middlebury Hardwoods' balance sheet as of the October 26, 2012 acquisition date.

(2)
Purchase price allocations to goodwill and other identifiable intangible assets are based on preliminary estimates of fair value calculations and should not be considered final.  All such long-lived assets have been assigned preliminary estimated useful lives used to compute pro forma amortization charges included in the accompanying unaudited pro forma condensed combined statements of income.  The excess of the purchase price over the estimated fair value of identifiable net assets acquired has been classified as goodwill.

2.      Financing

The cash portion of the purchase price of the Middlebury Hardwoods acquisition was funded through borrowings under the 2012 Credit Facility.

3.      Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

A.	Eliminate Middlebury Hardwoods historical cash.
B.	Cash proceeds from borrowings under the 2012 Credit Facility to fund the Middlebury Hardwoods acquisition.
C.	Cash paid for the acquisition of Middlebury Hardwoods consisted of the following:

(thousands)
Borrowings under 2012 Credit Facility	$19,000
Cash on hand	762
Total	$19,762

D.	Adjustment to step-up Middlebury Hardwoods’ inventories to fair value.
E.
Record the excess purchase price over the estimated fair value of identifiable net assets acquired that will be recorded as goodwill.  In addition, record the estimated fair value of the acquired identifiable intangible assets based on a preliminary appraisal.  The amount of intangible assets, estimated useful lives and amortization methodologies are subject to completion of the final appraisal.  Preliminary classification of intangible assets is as follows:

(thousands)	Value	Estimated Useful Life
Trademarks	$410	Indefinite
Customer relationships	7,010	10 years
Non-compete agreements	140	3 years
Net intangible assets included in pro forma adjustment	$7,560

F.	Record elimination of Middlebury Hardwoods debt upon closing of the transaction.
G.	Record borrowings under the 2012 Credit Facility to fund the cash portion of the purchase price of the Middlebury Hardwoods acquisition.
H.	Eliminate Middlebury Hardwoods historical common stock outstanding, additional paid-in-capital and retained earnings.
I.	Eliminate Middlebury Hardwoods historical non-controlling interest which represents the portion of equity in its affiliate that is not attributable, directly or indirectly, to Middlebury Hardwoods.

4.      Unaudited Pro Forma Condensed Combined Statements of Operations Adjustments

A.
Record amortization expense related to the estimated fair value of acquired identifiable finite-lived intangible assets using average estimated lives ranging from 3 to 10 years.  Upon completion of final intangible asset appraisals and classifications, actual amortization may differ from this calculation.

B.	Eliminate Middlebury Hardwoods historical interest expense.
C.
Record interest expense on the borrowings of $19.0 million under the 2012 Credit Facility to fund the Middlebury Hardwoods acquisition at the estimated base rate plus the applicable margin in effect at the time of borrowing.

D.	Eliminate Middlebury Hardwoods historical non-controlling interest in the net income of its affiliate.